SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 1995



                           WESTBANK CORPORATION


    Massachusetts                 0-12784              04-2830731

(State of Incorporation) (Commission File Number)(IRS Employer
Identification No.)


          225 Park Avenue, West Springfield, Massachusetts  01090
                 (Address of principal executive offices)


                              (413) 747-1400
                      (Registrant's telephone number)






Item 5.  Other Materially Important Events

On March 31, 1995, Westbank Corporation issued a press release regarding the discovery of an alleged defalcation by a former employee of the Corporation. A copy of the press release is attached hereto as Exhibit 1.









Exhibit 1. - PRESS RELEASE

                               Nasdaq symbol - WBKC
FOR IMMEDIATE RELEASE:         FOR MORE INFORMATION CONTACT:
March 31, 1995                 Donald R. Chase
                               (413) 747-1494



Donald R. Chase, President and Chief Executive Officer of Westbank Corporation, (Nasdaq/WBKC), reported that an internal investigation revealed an alleged embezzlement by a former employee totaling approximately $750,000 before taxes. As a result of the discovery and recognition of the loss, the Corporation's previously reported 1994 net earnings of $2,610,000 or $.81 per share have been adjusted to $2,175,000 or $.68 per share.

No depositors accounts were affected and the Corporation will be filing an insurance claim for the recovery of a substantial portion of the loss. The Corporation anticipates recovery will be realized during 1995.

"Although we regret having to inform our shareholders and customers of this unfortunate incident, this temporary setback should not take away from the remarkable achievements of the past year," Chase said.



                                  - 30 -









                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                        WESTBANK CORPORATION
                                        (Registrant)



Date:  March 31, 1995                   Donald R. Chase,
                                        President and Chief
                                        Executive Officer